Exhibit 99.1

On April 28, 2015, XPO Logistics, Inc. and its subsidiaries (“XPO Logistics” or “XPO” or the “Company”), entered into 1) a Share Purchase Agreement (the “ND Share Purchase Agreement”) relating to Norbert Dentressangle S.A., a French société anonyme (“ND”), among Dentressangle Initiatives, a French société par actions simplifiée, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and XPO and (2) a Tender Offer Agreement (the “ND Tender Offer Agreement” and, together with the ND Share Purchase Agreement, the “ND Transaction Agreements”) between XPO and ND. The ND Transaction Agreements provided for the acquisition of a majority stake in ND by XPO, followed by an all-cash simplified tender offer by XPO to acquire the remaining outstanding shares (the “ND Transaction”).

Pursuant to the terms and subject to the conditions of the ND Share Purchase Agreement, Dentressangle Initiatives, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle and Ms. Marine Dentressangle (collectively, the “ND Sellers”) will sell to XPO, and XPO will purchase from the ND Sellers (the “ND Share Purchase”), all of the ordinary shares of ND owned by the ND Sellers, representing a total of approximately 67% of the share capital of ND and all of the outstanding share subscription warrants granted by ND to employees, directors or other officers of ND and its affiliates. Pursuant to the terms and subject to the conditions of the ND Tender Offer Agreement, as soon as reasonably practicable following completion of the ND Share Purchase and in any event no later than five business days thereafter, XPO will file with the French Autorité des Marchés Financiers (the “AMF”) a mandatory simplified cash offer (the “ND Tender Offer”) to purchase all of the outstanding ordinary shares of ND (other than the shares already owned by XPO). For purposes of these pro forma financial statements, the Company is assuming the shares purchased from the ND Sellers and under the ND Tender Offer occur at the same time. The pro forma financial statements also assume that 100% of the shares are purchased as part of the ND Tender Offer. If the Company is not able to purchase 100% of the outstanding shares as part of the ND Tender Offer, the opening balance sheet and results may be materially different than those presented within. A noncontrolling interest will be presented for any portion of ND not purchased by XPO.

XPO’s and the ND Sellers’ obligations to complete the ND Share Purchase are subject to the approval of the ND Share Purchase under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable antitrust laws of Germany (both of which have been obtained). XPO’s obligations to complete the ND Share Purchase and the ND Tender Offer are not subject to any condition related to the availability of financing or to the approval of XPO’s stockholders. Either Party may terminate the ND Share Purchase Agreement if the closing of the ND Share Purchase has not been completed on or before October 31, 2015, and XPO and ND may terminate the ND Tender Offer Agreement if the ND Share Purchase fails to occur.

ND is a leading global provider of contract logistics, freight brokerage and transportation, and global forwarding services. ND’s service offering includes contract logistics, e-fulfillment, freight brokerage, an asset-light palletized network, freight management, dedicated and owned truckload, and global freight forwarding. A copy of the ND Transaction Agreements were filed with the Form 8-K filed with the SEC on April 29, 2015.

For pro forma purposes, the total consideration of $3,308.8 million consists of $2,350.0 million of cash paid at the time of closing, $957.6 million for the settlement of pre-acquisition indebtedness, and $1.2 million representing the fair value of XPO equity awards offered in exchange for certain ND equity awards. The $2,350.0 million of cash paid at closing represents the purchase of 9,797,663 outstanding shares of ND common stock at a purchase price of €217.50 plus a per share dividend of €1.80 to be paid prior to closing as well as the portion of the cash settlement attributable to pre-acquisition service of warrants and performance shares of ND. Cash paid is shown net of cash acquired.

On July 29, 2014, XPO Logistics entered into a definitive Agreement and Plan of Merger (the “New Breed Agreement”) with New Breed Holding Company (“New Breed”) providing for the acquisition of New Breed by XPO (the “New Breed Transaction”). New Breed is one of the preeminent U.S. providers of non-asset based, highly engineered contract logistics solutions for multi-national corporations. New Breed’s service offering includes omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization for customers in technology, telecom, ecommerce, aerospace and defense, medical equipment and manufacturing. A copy of the New Breed Agreement was filed with the Form 8-K filed with the SEC on July 30, 2014. The closing of the transaction was effective September 2, 2014.

The fair value of the total consideration paid under the New Breed Agreement was $615.9 million and consisted of $585.8 million of net cash paid at the time of closing, including an estimate of the working capital adjustment, and $30.1 million of equity representing the fair value of 1,060,598 shares of the Company’s common stock at the closing market price of $32.45 per share on September 2, 2014 less a marketability discount on the shares issued due to a holding period restriction.

On January 5, 2014, XPO Logistics entered into a definitive Agreement and Plan of Merger (the “Pacer Merger Agreement”) with Pacer International, Inc., providing for the acquisition of Pacer by the Company (the “Pacer Transaction”). Pacer is an asset-light North American freight transportation and logistics services provider. The closing of the transaction was effective on March 31, 2014 (the “Effective Time”). At the Effective Time, each share of Pacer’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive (i) $6.00 in cash and (ii) 0.1017 of a share of XPO common stock, which amount is equal to $3.00 divided by the average of the volume-weighted average closing prices of XPO common stock for the ten trading days prior to the Effective Time (the “Pacer Merger Consideration”). Pursuant to the terms of the Pacer Merger Agreement, all vested and unvested Pacer options outstanding at the Effective Time were settled in cash based on the value of the Pacer Merger Consideration. In addition, all Pacer restricted stock, and all vested and unvested Pacer restricted stock units and performance units outstanding at the Effective Time were converted into the right to receive the Pacer Merger Consideration. The fair value of the total consideration paid under the Pacer Merger Agreement was $331.5 million and consisted of $223.3 million of cash payable at the time of closing and $108.2 million representing the fair value of 3,688,246 shares of the Company’s common stock at the closing market price of $29.41 per share on March 31, 2014 less a marketability discount on a portion of shares issued to certain former Pacer executives due to a holding period restriction. The marketability discount did not have a material impact on the fair value of the equity consideration provided.

The ND Transaction, New Breed Transaction, and Pacer Transaction are referred to as the “Transactions” below.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics, the consolidated balance sheets and income statements of ND, the consolidated balance sheets and statements of income of New Breed, and the consolidated balance sheets and statements of comprehensive income of Pacer.

For purposes of preparing the unaudited pro forma condensed combined financial statements for the three months ended March 31, 2015, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations with ND’s condensed consolidated income statement for the three months ended March 31, 2015. The results of New Breed and Pacer for the three months ended March 31, 2015 were included within XPO historical results. For purposes of preparing the unaudited pro forma condensed combined financial statements for the year ended December 31, 2014, XPO Logistics has combined the XPO Logistics consolidated statement of operations with ND’s consolidated income statement for the year ended December 31, 2014, New Breed’s consolidated statement of income for the pre-acquisition period from January 1, 2014 through September 2, 2014, and Pacer’s consolidated statement of comprehensive income for the pre-acquisition period from January 1, 2014 through March 31, 2014. The results of New Breed and Pacer for the remainder of the year ended December 31, 2014 were included within XPO historical results. For purposes of preparing the unaudited pro forma condensed combined financial statements for the three months ended March 31, 2014, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations with ND’s condensed consolidated income statement for the three months ended March 31, 2014, New Breed’s consolidated statement of income for the three months ended March 31, 2014, and Pacer’s consolidated statement of comprehensive income for the three months ended March 31, 2014. The unaudited pro forma condensed combined financial statements for the twelve months ended March 31, 2015 were calculated based on the other periods presented.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 give effect to the Transactions as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of March 31, 2015 assumes that the ND Transaction was completed on March 31, 2015. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the three months ended March 31, 2015 were derived from its unaudited condensed consolidated financial statements as of March 31, 2015 (as filed on Form 10-Q with the SEC on May 7, 2015). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2014 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2014 (as filed on Form 10-K with the SEC on February 23, 2015). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the three months ended March 31, 2014 was derived from the unaudited condensed consolidated financial statements of XPO Logistics for the three months ended March 31, 2014 (as filed on Form 10-Q with the SEC on May 2, 2014). The unaudited pro forma condensed combined balance sheet and condensed income statement of ND as of and for the three months ended March 31, 2015 were derived from its unaudited condensed consolidated financial statements as of March 31, 2015 included in Exhibit 99.3 hereto. The unaudited pro forma condensed combined income statement of ND for the twelve months ended December 31, 2014 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2014 included in Exhibit 99.2 hereto. The unaudited pro forma condensed combined income statement of ND for the three months ended March 31, 2014 was derived from its unaudited condensed consolidated financial statements as of March 31, 2014 included in Exhibit 99.3 hereto. The unaudited pro forma condensed combined statement of operations of New Breed for the 245 days ended September 2, 2014 was derived from its unaudited consolidated financial statements for the 245 days ended September 2, 2014. The unaudited pro forma condensed combined statement of operations of New Breed for the three months ended March 31, 2014 was derived from its unaudited condensed consolidated financial statements as of March 31, 2014. The unaudited pro forma condensed combined statement of operations of Pacer for the three months ended March 31, 2014 was derived from its unaudited condensed consolidated financial statements for the three months ended March 31, 2014.

The historical consolidated financial information of XPO Logistics, the consolidated financial information of ND, the consolidated financial information of New Breed, and the consolidated financial information of Pacer have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical consolidated financial statements of ND have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In certain respects generally accepted accounting principles in the United States (“U.S. GAAP”) differ from IFRS. The unaudited pro forma condensed combined financial statements reflect adjustments to present ND’s historical information under U.S. GAAP. The translations of the historical ND combined financial statements from Euro (€EUR) to U.S. Dollars ($USD) used in the preparation of these unaudited pro forma condensed combined financial statements are as follows:

•	ND’s condensed combined balance sheet as of March 31, 2015 translated to $USD using a spot rate of $1.085 at March 31, 2015.

•	ND’s condensed combined statement of operations for the three months ended March 31, 2015, translated to $USD using an average rate of $1.128 for the three months ended March 31, 2015.

•	ND’s condensed combined statement of operations for the twelve months ended December 31, 2014, translated to $USD using an average rate of $1.329 for the twelve months ended December 31, 2014.

•	ND’s condensed combined statement of operations for the three months ended March 31, 2014, translated to $USD using an average rate of $1.370 for the three months ended March 31, 2014.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transactions.

For purposes of the pro forma financial statements in this Form 8-K/A, the Company intends to fund the ND Transaction with the proceeds of the contemplated debt and equity offerings of approximately $3.3 billion in the aggregate and cash on hand thus the unaudited pro forma condensed combined financial information reflects these offerings. The pro forma financial statements contemplate $2,000.0 million and $1,963.5 million of gross and net proceeds, respectively, for the debt offering and $1,260.0 million and $1,241.1 million of gross and net proceeds, respectively, for the equity offering. In the event that the Company is unable to secure the contemplated debt and equity financing for the ND Transaction, it has arranged for a senior unsecured bridge credit facility with Morgan Stanley Senior Funding, Inc., as agent for a syndicate of lenders, to finance the acquisition. This facility provides XPO with the ability to borrow up to €2.40 billion on an unsecured basis.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

(In millions)

	XPO	ND	Pro Forma Adjustments 3(a)		Pro Forma Combined
	Historic	Historic 2(a)
ASSETS
Cash and cash equivalents	$1,034.3	$146.6	$(120.5)	(1)(4)(5)(7)(9)	$1,060.4
Accounts receivable, net of allowances	504.7	1,068.3	—		1,573.0
Prepaid expenses	16.5	61.2	—		77.7
Deferred tax asset, current	1.6	—	22.5	(7)(11)	24.1
Income tax receivable	—	57.6	—		57.6
Other current assets	10.3	165.5	(6.0)	(8)	169.8

Total current assets	1,567.4	1,499.2	(104.0)		2,962.6

Property and equipment, net of accumulated depreciation	219.2	626.5	21.9	(3)	867.6
Goodwill	967.8	1,133.8	987.3	(2)	3,088.9
Identifiable intangible assets, net of accumulated amortization	343.0	410.9	736.4	(3)	1,490.3
Deferred tax asset, long-term	—	74.6	(27.4)	(6)(7)(11)	47.2
Restricted cash	5.0	6.5	—		11.5
Other long-term assets	30.7	57.0	36.5	(4)	124.2

Total long-term assets	1,565.7	2,309.3	1,754.7		5,629.7

Total assets	3,133.1	3,808.5	1,650.7		8,592.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	245.1	755.6	—		1,000.7
Accrued salaries and wages	46.1	229.3	—		275.4
Accrued expenses, other	98.4	161.8	(4.7)	(1)	255.5
Current maturities of long-term debt	1.8	178.6	(65.4)	(1)	115.0
Deferred tax liability, current	—	—	20.8	(11)(12)	20.8
Other current liabilities	7.0	136.0	73.7	(1)(10)	216.7

Total current liabilities	398.4	1,461.3	24.4		1,884.1

Senior notes due 2019	915.5	—	—		915.5
Convertible senior notes	63.4	—	—		63.4
Revolving credit facility and other long-term debt, net of current maturities	0.4	1,138.6	1,117.5	(1)(4)	2,256.5
Deferred tax liability, long-term	41.5	183.0	175.2	(3)(11)(13)	399.7
Employee benefit obligations	—	111.0	—		111.0
Other long-term liabilities	35.5	85.4	(17.4)	(1)(6)	103.5

Total long-term liabilities	1,056.3	1,518.0	1,275.3		3,849.6

Commitments and contingencies
Stockholders’ equity:
Series A convertible perpetual preferred stock	42.2	—	—		42.2
Common stock	0.1	21.4	(20.1)	(1)(5)(12)	1.4
Additional paid-in capital	1,870.6	20.7	1,220.3	(1)(5)(12)	3,111.6
Treasury stock	—	(4.7)	4.7	(12)	—
(Accumulated deficit) retained earnings	(234.5)	696.7	(789.7)	(9)(10)(12)	(327.5)
Accumulated other comprehensive income	—	64.2	(64.2)	(12)	—
Non-controlling interests	—	30.9	—		30.9

Total stockholders’ equity	1,678.4	829.2	351.0		2,858.6

Total liabilities and stockholders’ equity	$3,133.1	$3,808.5	$1,650.7		$8,592.3

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2015

(In millions, except per share data)

	XPO	ND	Pro Forma Adjustments 5(a)		Pro Forma Combined
	Historic	Historic 4(a)

Revenue	$703.0	$1,466.9	$—		$2,169.9
Operating expenses
Cost of transportation and services(a)	440.8	699.1	—		1,139.9
Direct operating expense	151.2	591.3	1.8	(1)(2)(9)(10)(11)	744.3
Sales, general and administrative expense	115.8	130.8	23.6	(1)(2)(8)	270.2

Total operating expenses	707.8	1,421.2	25.4		2,154.4

Operating (loss) income	(4.8)	45.7	(25.4)		15.5

Other expense (income)	0.4	(4.2)	—		(3.8)
Interest expense	23.1	11.8	29.6	(1)(5)(6)(7)	64.5

(Loss) income before income tax provision	(28.3)	38.1	(55.0)		(45.2)
Income tax (benefit) provision	(13.6)	13.0	(15.7)	(3)	(16.3)

Net (loss) income	(14.7)	25.1	(39.3)		(28.9)
Cumulative preferred dividends	(0.7)	—	—		(0.7)
Non-controlling interests	—	(0.8)	—		(0.8)

Net (loss) income available to common shareholders	$(15.4)	$24.3	$(39.3)		$(30.4)

Basic loss per share
Net loss	$(0.20)				$(0.28)
Diluted loss per share
Net loss	$(0.20)				$(0.28)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	78.8		28.0	(4)	106.8
Diluted weighted average common shares outstanding	78.8		28.0	(4)	106.8

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(a)	“Cost of transportation and services” was changed from “Cost of purchased transportation and services” to accommodate the inclusion of ND’s trucking fleet costs within the unaudited pro forma condensed combined statement of operations. The costs included within the XPO historic column remain the same as originally reported.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(In millions, except per share data)

	XPO	ND	Pro Forma Adjustments 5(a)		New Breed	Pro Forma Adjustments 7(a)		Pacer	Pro Forma Adjustments 9(a)		Pro Forma Combined
	Historic	Historic 4(a)			Historic January 1, 2014 - September 2, 2014			Historic January 1, 2014 - March 31, 2014

Revenue	$2,356.6	$6,205.0	$—		$387.8	$—		$235.5	$—		$9,184.9
Operating expenses
Cost of transportation and services(a)	1,701.8	3,158.8	—		—	—		185.2	—		5,045.8
Direct operating expense	273.2	2,353.9	10.4	(1)(2)(9)(10)(11)	323.0	13.1	(1)(7)(8)(9)(11)	22.0	(0.8)	(1)(5)(6)(7)	2,994.8
Sales, general and administrative expense	422.5	484.6	106.6	(1)(2)(8)	101.6	(71.6)	(1)(2)(10)(12)(13)	47.6	(12.8)	(1)(2)(7)(8)(9)	1,078.5

Total operating expenses	2,397.5	5,997.3	117.0		424.6	(58.5)		254.8	(13.6)		9,119.1

Operating (loss) income	(40.9)	207.7	(117.0)		(36.8)	58.5		(19.3)	13.6		65.8

Other expense (income)	0.8	9.8	—		—	—		(0.3)	—		10.3
Interest expense	48.0	46.0	126.5	(1)(5)(6)(7)	18.9	8.5	(5)(6)	0.3	(0.1)	(4)	248.1

(Loss) income before income tax provision	(89.7)	151.9	(243.5)		(55.7)	50.0		(19.3)	13.7		(192.6)
Income tax (benefit) provision	(26.1)	42.8	(69.4)	(3)	(14.7)	22.1	(3)	(3.8)	7.7	(3)	(41.4)

Net (loss) income	(63.6)	109.1	(174.1)		(41.0)	27.9		(15.5)	6.0		(151.2)
Preferred stock beneficial conversion charge	(40.9)	—	—		—	—		—	—		(40.9)
Cumulative preferred dividends	(2.9)	—	—		—	—		—	—		(2.9)
Non-controlling interests	—	(8.2)	—		—	—		—	—		(8.2)

Net (loss) income available to common shareholders	$(107.4)	$100.9	$(174.1)		$(41.0)	$27.9		$(15.5)	$6.0		$(203.2)

Basic loss per share
Net loss	$(2.00)										$(2.39)
Diluted loss per share
Net loss	$(2.00)										$(2.39)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	53.6		28.0	(4)		3.4	(4)		—		85.0
Diluted weighted average common shares outstanding	53.6		28.0	(4)		3.4	(4)		—		85.0

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(a)	“Cost of transportation and services” was changed from “Cost of purchased transportation and services” to accommodate the inclusion of ND’s trucking fleet costs within the unaudited pro forma condensed combined statement of operations. The costs included within the XPO historic column remain the same as originally reported.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2014

(In millions, except per share data)

	XPO	ND	Pro Forma Adjustments 5(a)		New Breed	Pro Forma Adjustments 7(a)		Pacer	Pro Forma Adjustments 9(a)		Pro Forma Combined
	Historic	Historic 4(a)			Historic			Historic

Revenue	$282.4	$1,487.3	$—		$144.2	$—		$235.5	$—		$2,149.4
Operating expenses
Cost of transportation and services(a)	224.0	780.2	—		—	—		185.2	—		1,189.4
Direct operating expense	4.0	548.5	2.5	(1)(2)(9)(10)(11)	120.4	5.3	(1)(7)(8)(9)(11)	22.0	(0.8)	(1)(5)(6)(7)	701.9
Sales, general and administrative expense	75.8	125.5	28.4	(1)(2)(8)	13.1	(1.5)	(1)(2)(10)(12)(13)	47.6	(12.8)	(1)(2)(7)(8)(9)	276.1

Total operating expenses	303.8	1,454.2	30.9		133.5	3.8		254.8	(13.6)		2,167.4

Operating (loss) income	(21.4)	33.1	(30.9)		10.7	(3.8)		(19.3)	13.6		(18.0)

Other expense (income)	0.1	1.9	—		—	—		(0.3)	—		1.7
Interest expense	10.1	10.3	32.5	(1)(5)(6)(7)	4.7	5.4	(5)(6)	0.3	(0.1)	(4)	63.2

(Loss) income before income tax provision	(31.6)	20.9	(63.4)		6.0	(9.2)		(19.3)	13.7		(82.9)
Income tax (benefit) provision	(3.3)	9.3	(18.1)	(3)	2.2	(3.6)	(3)	(3.8)	7.7	(3)	(9.6)

Net (loss) income	(28.3)	11.6	(45.3)		3.8	(5.6)		(15.5)	6.0		(73.3)
Cumulative preferred dividends	(0.8)	—	—		—	—		—	—		(0.8)
Non-controlling interests	—	(1.1)	—		—	—		—	—		(1.1)

Net (loss) income available to common shareholders	$(29.1)	$10.5	$(45.3)		$3.8	$(5.6)		$(15.5)	$6.0		$(75.2)

Basic loss per share
Net loss	$(0.70)										$(0.93)
Diluted loss per share
Net loss	$(0.70)										$(0.93)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	41.3		28.0	(4)		11.8	(4)		—		81.1
Diluted weighted average common shares outstanding	41.3		28.0	(4)		11.8	(4)		—		81.1

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(a)	“Cost of transportation and services” was changed from “Cost of purchased transportation and services” to accommodate the inclusion of ND’s trucking fleet costs within the unaudited pro forma condensed combined statement of operations. The costs included within the XPO historic column remain the same as originally reported.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended March 31, 2015

(In millions, except per share data)

	XPO	ND	Pro Forma Adjustments 5(a)		New Breed	Pro Forma Adjustments 7(a)		Pro Forma Combined
	Historic April 1, 2014 - March 31, 2015	Historic April 1, 2014 - March 31, 2015			Historic April 1, 2014 - September 2, 2014

Revenue	$2,777.2	$6,184.6	$—		$243.6	$—		$9,205.4
Operating expenses
Cost of transportation and services(a)	1,918.6	3,077.7	—		—	—		4,996.3
Direct operating expense	420.4	2,396.7	9.7	(1)(2)(9)(10)(11)	202.6	7.8	(1)(7)(8)(9)(11)	3,037.2
Sales, general and administrative expense	462.5	489.9	101.8	(1)(2)(8)	88.5	(70.1)	(1)(2)(10)(12)(13)	1,072.6

Total operating expenses	2,801.5	5,964.3	111.5		291.1	(62.3)		9,106.1

Operating (loss) income	(24.3)	220.3	(111.5)		(47.5)	62.3		99.3

Other expense	1.1	3.7	—		—	—		4.8
Interest expense	61.0	47.5	123.6	(1)(5)(6)(7)	14.2	3.1	(5)(6)	294.4

(Loss) income before income tax provision	(86.4)	169.1	(253.1)		(61.7)	59.2		(154.9)
Income tax (benefit) provision	(36.4)	46.5	(67.0)	(3)	(16.9)	25.7	(3)	(48.1)

Net (loss) income	(50.0)	122.6	(168.1)		(44.8)	33.5		(106.8)
Preferred stock beneficial conversion charge	(40.9)	—	—		—	—		(40.9)
Undeclared cumulative preferred dividends	(2.8)	—	—		—	—		(2.8)
Non-controlling interests	—	(7.9)	—		—	—		(7.9)

Net (loss) income available to common shareholders	$(93.7)	$114.7	$(168.1)		$(44.8)	$33.5		$(158.4)

Basic loss per share
Net loss	$(1.49)							$(1.73)
Diluted loss per share
Net loss	$(1.49)							$(1.73)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	62.9		28.0	(4)		0.4	(4)	91.3
Diluted weighted average common shares outstanding	62.9		28.0	(4)		0.4	(4)	91.3

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(a)	“Cost of transportation and services” was changed from “Cost of purchased transportation and services” to accommodate the inclusion of ND’s trucking fleet costs within the unaudited pro forma condensed combined statement of operations. The costs included within the XPO historic column remain the same as originally reported.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(In millions, except per share amounts)

(1)	ND Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. For pro forma purposes, the total consideration of $3,308.8 consists of $2,350.0 of cash paid at the time of closing, $957.6 for the settlement of pre-acquisition indebtedness, and $1.2 representing the fair value of XPO equity awards offered in exchange for certain ND equity awards. The $2,350.0 of cash paid at closing represents the purchase of 9,797,663 outstanding shares of ND common stock at a purchase price of €217.50 plus a per share dividend of €1.80 to be paid prior to closing as well as the portion of the cash settlement attributable to pre-acquisition service of warrants and performance shares of ND.

The following represents the purchase price to be paid in tabular format:

Description	€ EUR	$ USD
Cash payment to Sellers, net of cash acquired(a)	€2,165.9	$2,350.0
Settlement of pre-acquisition debt(b)	882.6	957.6
Equity consideration for performance shares(c)	1.1	1.2

Estimated fair value of total consideration	€3,049.6	$3,308.8

a.	As payment will be made in €EUR, the balances have been adjusted based on an assumed March 31, 2015 transaction closing date spot rate of 1.085 $USD to 1.00 €EUR.

b.	XPO Logistics will settle €EUR denominated pre-acquisition debt and related interest rate swaps and accrued interest as of March 31, 2015. The balances have been adjusted based on an assumed March 31, 2015 transaction date spot rate of 1.085 $USD to 1.00 €EUR.

c.	XPO Logistics will exchange certain performance share awards at the assumed transaction date of March 31, 2015, the fair value of these awards is included in consideration transferred. The balances have been adjusted based on an assumed March 31, 2015 transaction date spot rate of 1.085 $USD to 1.00 €EUR.

The following tables summarize the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was March 31, 2015. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed and the Euro to U.S. Dollar exchange rate on the actual closing date. Final adjustments, including increases or decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, and increases or decreases to balances as a result of a change in the Euro to U.S. Dollar exchange rate, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the ND Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of ND’s assets acquired and liabilities assumed assuming the acquisition date was March 31, 2015 is presented as follows:

Description
Estimated purchase price	$3,308.8
Carrying value of ND net assets acquired	363.2
Plus: Fair value of customer relationships	1,100.0
Plus: Fair value of trade name covenants	42.0
Plus: Fair value of non-compete agreements	5.3
Plus: Fair value of acquired technology	23.0
Less: Fair value of deferred tax liability on step-up of net tangible and intangible assets	(345.8)

Fair value of goodwill	$2,121.1

The following table shows the calculation of net assets acquired:

Description
Carrying value of ND net assets	$798.3
Plus: Settled pre-acquisition debt	957.6
Less: Historic deferred contract costs	(6.0)
Plus: Historic deferred rent liability	14.2
Less: Historic internally developed software	(1.1)
Less: Historic identifiable intangible assets	(410.9)
Less: Historic goodwill	(1,133.8)
Plus: Historic deferred tax liability on purchase accounting adjustments	144.9

Carrying value of ND net assets acquired	$363.2

(2)	ND Historical Balance Sheet Translated to U.S. Dollars

a.	ND’s consolidated balance sheet as of March 31, 2015 is presented below in €EUR and $USD. The balances as of March 31, 2015 have been translated to $USD using a spot rate of $1.085 at March 31, 2015. Certain reclassifications have been made to the ND historical balance sheet to conform to XPO presentation.

Norbert Dentressangle S.A.

Consolidated Balance Sheet

As of March 31, 2015

(Unaudited)

(In millions)

	€EUR	$USD
ASSETS
Cash and cash equivalents	€135.1	$146.6
Accounts receivable, net of allowances	984.6	1,068.3
Prepaid expenses	56.4	61.2
Income tax receivable	53.1	57.6
Other current assets	152.5	165.5

Total current assets	1,381.7	1,499.2

Property and equipment, net of accumulated depreciation	577.4	626.5
Goodwill	1,045.0	1,133.8
Identifiable intangible assets, net of accumulated amortization	378.7	410.9
Deferred tax asset, long-term	68.8	74.6
Restricted cash	6.0	6.5
Other long-term assets	52.5	57.0

Total long-term assets	2,128.4	2,309.3

Total assets	3,510.1	3,808.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	696.4	755.6
Accrued salaries and wages	211.3	229.3
Accrued expenses, other	149.1	161.8
Current maturities of long-term debt	164.6	178.6
Other current liabilities	125.3	136.0

Total current liabilities	1,346.7	1,461.3

Revolving credit facility and other long-term debt, net of current maturities	1,049.4	1,138.6
Deferred tax liability, long-term	168.7	183.0
Employee benefit obligations	102.3	111.0
Other long-term liabilities	78.7	85.4

Total long-term liabilities	1,399.1	1,518.0

Commitments and contingencies
Stockholders’ equity:
Common stock	19.7	21.4
Additional paid-in capital	19.1	20.7
Treasury stock	(4.3)	(4.7)
Retained earnings	642.1	696.7
Accumulated other comprehensive income	59.2	64.2
Non-controlling interests	28.5	30.9

Total stockholders’ equity	764.3	829.2

Total liabilities and stockholders’ equity	€3,510.1	$3,808.5

(3)	Description of ND Pro Forma Adjustments, as presented on the March 31, 2015 Balance Sheet

a.	Represents certain adjustments to convert ND financial statements to U.S. GAAP and purchase price adjustments for the acquisition of ND:

(1)	Represents an adjustment for the consideration transferred totaling $3,308.8, consisting of $2,250.0 of cash payable at the time of closing, the settlement of $957.6 of pre-acquisition indebtedness, and $1.2 representing consideration as a result of the exchange of certain performance shares in conjunction with the ND Transaction Agreements. Related to the settlement of debt, $65.4 was classified as current maturities of long-term debt and $882.5 was classified as long-term debt. $1.8 of interest rate swap liabilities were classified in other current liabilities and $3.2 were classified in other long-term liabilities. Accrued interest of $4.7 was recorded in accrued expenses, other. For pro forma purposes, the purchase price payable in cash was funded as follows:

Description
Available cash on hand	$1,034.3
Cash acquired	146.6
Proceeds from long-term debt issuance, net	1,963.5
Proceeds from equity issuance, net	1,241.1
Cash to balance sheet	(1,060.4)
Cash used for settlement of pre-acquisition debt	(957.6)
Cash used for settlement of warrants and performance shares	(17.5)

Total estimated cash consideration payable	$2,350.0

See footnotes 4 and 5 for information on the debt and equity issuances.

(2)	Eliminates goodwill recorded in the historical financial statements of ND of $1,133.8 and records the preliminary goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using a preliminary estimate of $2,121.1. The adjustment represents the net impact to goodwill of $987.3. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill. The goodwill as a result of the acquisition is not deductible for income tax purposes.

(3)	Represents the preliminary allocation of purchase price to identifiable tangible and intangible assets, as follows:

Preliminary Fair Value
Customer relationships	1,100.0
Trade name covenants	42.0
Non-compete agreements	5.3

Total identifiable intangible assets	$1,147.3

Technology	23.0
Less: Historic internally developed software	(1.1)

Total net fair value adjustment to property and equipment	$21.9

The adjustments of $1,147.3 to identifiable intangible assets and $21.9 to property and equipment are a result of the preliminary allocation of purchase price to identifiable intangible and property and equipment. The adjustment to identifiable intangible assets was recorded net of the historical net identifiable intangible assets of $410.9. A deferred tax liability of $345.8 was recorded based on the preliminary allocation of the purchase price to identifiable tangible and intangible assets. The adjustment to deferred tax liabilities was recorded net of the historical deferred tax liability related to intangible assets of $133.5.

(4)	The pro forma financial statements reflect the contemplated issuance of $2,000.0 of long-term debt to fund a portion of the ND Transaction. Net proceeds after fees are estimated to be $1,963.5. $36.5 of estimated debt issuance costs are included in other long-term assets. The following table shows a sensitivity analysis of the effect on pro forma interest expense at 6.25% if the amount borrowed changes by $250.0:

	For the Three Months Ended March 31, 2015	For the Twelve Months Ended December 31, 2014	For the Three Months Ended March 31, 2014	For the Twelve Months Ended March 31, 2015
Contemplated debt issuance	$31.3	$125.0	$31.3	$125.0
Decrease of $250.0	$27.3	$109.4	$27.3	$109.4
Increase of $250.0	$35.2	$140.6	$35.2	$140.6

(5)	The pro forma financial statements reflect the assumed issuance of approximately $1,260.0 of common stock to fund a portion of the ND Transaction in addition to the debt issuance noted in footnote 4 above. Net proceeds after fees are estimated to be approximately $1,241.1. The negotiated purchase price of $45.00 per share was used to determine the number of shares issued. In the event that the Company is unable to secure the contemplated debt financing for the ND Transaction, it has arranged for a senior unsecured bridge credit facility with Morgan Stanley Senior Funding, Inc., as agent for the lenders, to finance the acquisition. This facility provides XPO with the ability to borrow up to €2.40 billion on an unsecured basis. Borrowings under the bridge facility would bear interest at a rate equal to EURIBOR plus an applicable margin that increases over time. If the Company drew down on the available facility to finance the ND Transaction, it could result in additional interest expense.

(6)	Represents the elimination in purchase accounting of $14.2 of the historical deferred rent liabilities related to recording ND’s operating lease expense on a straight-line basis over the respective lease terms. In conjunction with the elimination of the deferred rent liabilities, the related long-term deferred tax asset of $2.9 was eliminated.

(7)	Related to the settlement of pre-acquisition debt, $0.7 of current deferred tax assets and $1.3 of noncurrent deferred tax assets were eliminated along with the settlement of the interest rate swaps.

(8)	Represents the elimination in purchase accounting of $6.0 of the historical deferred contract costs related to acquisition of ND’s customer contracts.

(9)	As part of the ND Transaction, warrants and performance shares granted to certain ND executives and employees will be cancelled in exchange for a cash payment equal to the excess of €217.50 over the exercise price of the respective awards in the case of the warrants and €217.50 in the case of the performance shares. The cash payment related to the portion of these awards for which service has been provided is included as cash consideration. The payment of $17.5 related to the portion of these awards for which service has not been provided is reflected as an adjustment to accumulated deficit.

(10)	Reflects adjustments to account for transaction costs of $75.5 related to the ND Transaction, net of tax.

(11)	Represents the reclassification of ND’s historic deferred tax balances to conform to the presentation under U.S. GAAP. The net impact resulted in $23.2 of long-term deferred tax assets being reclassified to current deferred tax assets and $22.3 of long-term deferred tax liabilities being reclassified to current deferred tax liabilities.

(12)	Reflects adjustments to eliminate ND’s common stock, additional paid-in capital, treasury stock, retained earnings and accumulated other comprehensive income of $21.4, $20.7, ($4.7), $696.7 and $64.2, respectively. In conjunction with the elimination of accumulated other comprehensive income, a current deferred tax liability related to unrealized foreign exchange losses of $1.5 was eliminated.

(13)	Reflects the realization of $14.8 of deferred tax assets for net operating losses which previously were not recorded under IFRS due to a full valuation allowance against the assets. Due to the deferred tax liability generated by the intangible assets recorded in purchase accounting, the combined company will be able to utilize the net operating losses.

(4)	ND Historical Income Statements Translated to U.S. Dollars

a.	ND’s consolidated income statements for the three months ended March 31, 2015, year ended December 31, 2014, and three months ended March 31, 2014 are presented below in €EUR and $USD. ND’s consolidated income statements for the three months ended March 31, 2015, year ended December 31, 2014, and three months ended March 31, 2014 were translated to $USD using average rates of $1.128, $1.329 and $1.370, respectively. Certain reclassifications have been made to the ND historical income statements to conform to XPO presentation.

Norbert Dentressangle S.A.

Unaudited Condensed Combined Statement of Operations

(In millions)

	For the Three Months Ended March 31, 2015		For the Year Ended December 31, 2014		For the Three Months Ended March 31, 2014
	€EUR	$USD	€EUR	$USD	€EUR	$USD
Revenue	€1,300.4	$1,466.9	€4,668.9	$6,205.0	€1,085.6	$1,487.3
Operating expenses
Cost of transportation and services	619.8	699.1	2,376.8	3,158.8	569.5	780.2
Direct operating expense	524.2	591.3	1,771.2	2,353.9	400.4	548.5
Sales, general and administrative expense	116.0	130.8	364.6	484.6	91.6	125.5

Total operating expenses	1,260.0	1,421.2	4,512.6	5,997.3	1,061.5	1,454.2

Operating income	40.4	45.7	156.3	207.7	24.1	33.1

Other (income) expense	(3.7)	(4.2)	7.4	9.8	1.4	1.9
Interest expense	10.5	11.8	34.6	46.0	7.5	10.3

Income before income tax provision	33.6	38.1	114.3	151.9	15.2	20.9
Income tax provision	11.5	13.0	32.2	42.8	6.8	9.3

Net income	22.1	25.1	82.1	109.1	8.4	11.6
Non-controlling interests	(0.7)	(0.8)	(6.2)	(8.2)	(0.8)	(1.1)

Net income available to common shareholders	€21.4	$24.3	€75.9	$100.9	€7.6	$10.5

(5)	Description of ND Pro Forma Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015

a.	Represents certain adjustments to convert ND financial statements to U.S. GAAP and purchase price adjustments for the acquisition of ND:

(1)	To reclassify interest costs of ND’s defined benefit pension plans of $0.7, $6.4, $1.6 and $5.5 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively, from interest expense to direct operating expense and sales, general and administrative expense in accordance with U.S. GAAP. $0.5, $4.5, $1.1 and $3.9 was reclassified to direct operating expense and $0.2, $1.9, $0.5 and $1.6 was reclassified to sales, general and administrative expense, respectively, based on the geography of the related personnel costs.

(2)	To record pro forma depreciation and amortization expense. Depreciation expense of $1.2, $4.6, $1.2 and $4.6 was recorded in direct operating expense for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to property and equipment. Historical depreciation expense related to ND’s proprietary technology was $0.3, $0.6, $0.2 and $0.7 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015, respectively. Amortization expense of $29.1, $121.3, $30.3 and $120.1 was recorded in sales, general and administrative expense for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to intangible assets. Historical amortization expense of ND’s identifiable intangible assets was $7.0, $21.7, $3.7 and $25.0 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014 and twelve months ended March 31, 2015, respectively. The pro forma adjustments reflect the incremental increases to depreciation and amortization expense. Pro forma depreciation and amortization is calculated as follows:

			Estimated Depreciation/Amortization (a)
	Preliminary Fair Value	Estimated Weighted Average Life (years)	For the 3 months ended March 31, 2015	For the 12 months ended December 31, 2014	For the 3 months ended March 31, 2014	For the 12 months ended March 31, 2015
Customer relationships	1,100.0	14.00	$26.0	$93.3	$23.3	$96.0
Trade name covenants	42.0	3.00	2.4	25.3	6.3	21.4
Non-compete agreements	5.3	2.00	0.7	2.7	0.7	2.7

	$1,147.3		$29.1	$121.3	$30.3	$120.1

Technology	$23.0	5.00	$1.2	$4.6	$1.2	$4.6

	$23.0		$1.2	$4.6	$1.2	$4.6

Total depreciation and amortization expense			$30.3	$125.9	$31.5	$124.7

(a)	For the customer relationships and trade name covenants intangible assets, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective asset. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

The following table shows a sensitivity analysis of the effect on pro forma amortization expense if the intangible assets change by $250.0:

	For the Three Months Ended March 31, 2015	For the Twelve Months Ended December 31, 2014	For the Three Months Ended March 31, 2014	For the Twelve Months Ended March 31, 2015
Pro forma intangible assets	$29.1	$121.3	$30.3	$120.1
Decrease of $250.0	$23.2	$100.1	$25.0	$98.3
Increase of $250.0	$35.0	$142.5	$35.6	$141.9

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated weighted-average statutory tax rate of 28.5% for ND.

(4)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 27,999,995 shares issued in conjunction with the contemplated equity issuance described above in balance sheet footnote 5.

(5)	To remove historic interest expense related to the corporate bank debt repaid and interest rate swaps settled as part of the ND Transaction and the amortization of deferred financing costs eliminated in purchase accounting of $7.8, $28.9, $6.4 and $30.3 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(6)	To record interest expense related to the February 2015 issuance of $400.0 aggregate principal amount of Senior Notes due 2019 used to fund a portion of the ND Transaction purchase price and the amortization of debt issuance costs and bond premium related to the $400.0 Senior Notes due 2019 of $5.0, $29.5, $7.4 and $27.1 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(7)	To record interest expense related to the assumed debt issuance by XPO Logistics and amortization of the respective debt issuance costs described above in balance sheet footnote 4 of $33.1, $132.3, $33.1 and $132.3 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively. The pro forma adjustments assume an interest rate on the debt of 6.25%. The following table shows a sensitivity analysis of the effect of a 1/8% change in the interest rate on pro forma interest expense:

	Assumed Interest Rate	For the Three Months Ended March 31, 2015	For the Twelve Months Ended December 31, 2014	For the Three Months Ended March 31, 2014	For the Twelve Months Ended March 31, 2015
Assumed interest rate	6.250%	$31.3	$125.0	$31.3	$125.0
Decrease of 1/8%	6.125%	$30.6	$122.5	$30.6	$122.5
Increase of 1/8%	6.375%	$31.9	$127.5	$31.9	$127.5

(8)	As part of the ND Transaction, ND management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. The new arrangements include service, market and performance-based conditions. Stock compensation under the new agreements was $2.0, $7.9, $2.0 and $7.9 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015, respectively. ND had historic stock compensation and warrant expense of $0.7, $2.8, $0.7 and $2.8 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015, respectively. The pro forma adjustments show the respective net increases to stock compensation expense of $1.3, $5.1, $1.3 and $5.1 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(9)	To remove historic amortization of the deferred rent liability eliminated in purchase accounting of $0.9, $2.3, $0.7 and $2.5 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(10)	To remove historic amortization of the deferred gain on sale leaseback transactions eliminated in purchase accounting of $0.0, $1.1, $0.0 and $1.1 for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(11)	To remove amortization of the deferred contract costs eliminated in purchase accounting of $(0.5), $(1.5), $(0.3) and $(1.7) for the three months ended March 31, 2015, year ended December 31, 2014, three months ended March 31, 2014, and twelve months ended March 31, 2015 unaudited pro forma condensed combined statements of operations, respectively.

(6)	New Breed Purchase Price

The fair value of the total consideration paid under the New Breed Merger Agreement was $615.9 and consisted of $585.8 of net cash paid at the time of closing, including an estimate of the working capital adjustment, and $30.1 of equity representing the fair value of 1,060,598 shares of the Company’s common stock at the closing market price of $32.45 per share on September 2, 2014 less a marketability discount on the shares issued due to a holding period restriction.

The purchase price allocation is considered final, except for the fair value of taxes and assumed liabilities. For illustrative purposes the allocation of the purchase price to the fair value of New Breed’s net assets acquired at the acquisition date of September 2, 2014 is presented as follows:

Description
Purchase price	$615.9
Carrying value of New Breed net assets acquired	147.1
Plus: Fair value of trademarks/trade names	4.5
Plus: Fair value of contractual customer relationships asset	115.1
Less: Fair value of contractual customer relationships liability	(5.6)
Plus: Fair value of non-contractual customer relationships	15.2
Plus: Fair value of acquired technology	19.6
Plus: Fair value adjustment to property and equipment	25.2
Plus: Asset for acquired favorable leasehold interests	2.0
Less: Liability for acquired unfavorable leasehold interests	(3.0)
Less: Net deferred tax liability on step-up of net tangible and intangible assets	(57.3)

Fair value of goodwill	$353.1

(7)	Description of New Breed Pro Forma Adjustments, as presented for the 245 days ended September 2, 2014 in the year ended December 31, 2014 Unaudited Pro Forma Condensed Combined Statement of Operations, the three months ended March 31, 2014 in the three months ended March 31, 2014 Unaudited Pro Forma Condensed Combined Statement of Operations, and the 155 days ended September 2, 2014 in the twelve months ended March 31, 2015 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	Represents conforming reclassification adjustments to present New Breed historical financial information in line with the XPO Logistics presentation and purchase price adjustments for the merger with New Breed:

(1)	To reclassify net sales, general and administrative expense of $14.7, $5.6 and $9.1 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, to direct operating expense to conform to the XPO presentation. Historical information technology-related direct operating expense of $4.4, $1.7 and $2.7 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, was reclassified from direct operating expense to sales, general and administrative expense. The expense represents the cost of New Breed’s corporate information technology functions which XPO classifies as sales, general and administrative expense. Historical depreciation expense classified within sales, general and administrative expense of $19.1, $7.3 and $11.8 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, was reclassified from sales, general and administrative expense to direct operating expense. The expense represents the depreciation related to New Breed’s operating facilities which was previously classified in a separate line item on the historical statements of operations.

(2)	To record pro forma depreciation and amortization expense of $16.2, $6.1 and $10.1 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to tangible and intangible assets and liabilities. Historical depreciation expense related to New Breed’s proprietary technology was $2.9, $1.1 and $1.8 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively. There was no historical amortization expense for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014. The pro forma adjustment reflects the incremental increase to depreciation and amortization expense of $13.3, $5.0 and $8.3 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively. Pro forma depreciation and amortization is calculated as follows:

			Estimated Depreciation/Amortization (a)
	Fair Value	Estimated Weighted Average Life (years)	For the 245 days ended September 2, 2014	For the 3 months ended March 31, 2014	For the 155 days ended September 2, 2014
Trademarks / trade names	$4.5	1.00	$3.0	$1.1	$1.9
Non-contractual customer relationships	15.2	14.00	0.7	0.3	0.4
Contractual customer relationships asset	115.1	12.00	7.1	2.7	4.4

	$134.8		$10.8	$4.1	$6.7

Technology	$19.6	4.00	$3.3	$1.2	$2.1
Fair value adjustment to property and equipment	25.2	8.24	2.1	0.8	1.3

	$44.8		$5.4	$2.0	$3.4

Total depreciation and amortization expense			$16.2	$6.1	$10.1

(a)	For the trademarks/trade names and contractual customer relationships intangible assets and liabilities, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective assets and liabilities. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 39.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 4.0%).

(4)	Represents the adjustment to basic and diluted weighted average shares outstanding to account for the effects of the February 2014 equity issuance and the Pacer and New Breed Transactions as if they had occurred on January 1, 2014 for purposes of presenting earnings per share.

(5)	To remove historic interest expense related to the long-term debt not assumed in the New Breed Transaction and the amortization of deferred financing costs eliminated in purchase accounting of $19.0, $4.8 and $14.2 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(6)	The pro forma financial statements reflect the issuance of $500.0 of long-term debt to fund the New Breed Transaction. Net proceeds after fees were $489.6. To record interest expense related to the debt issuance by XPO Logistics and amortization of the respective debt issuance costs of $27.5, $10.2 and $17.3 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively. The pro forma adjustments assume an interest rate on the debt of 7.875%.

(7)	To remove historic amortization of the deferred rent liability eliminated in purchase accounting of $(0.5), $0.0 and $(0.5) for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(8)	To remove amortization of the deferred contract costs eliminated in purchase accounting of $(1.2), $(0.5) and $(0.7) for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(9)	To record net amortization of acquired favorable and unfavorable leasehold interests recorded in purchase accounting of $0.0, $0.1 and $(0.1) for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(10)	To remove historic stock compensation expense related to New Breed stock of $3.8, $0.0 and $3.8 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(11)	To record amortization of a loss contract recorded in purchase accounting of $(2.2), $(0.8) and $(1.4) for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively.

(12)	Represents the removal of $57.9, $0.0 and $57.9 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, of non-recurring deal costs incurred by New Breed in conjunction with the New Breed Transaction.

(13)	Represents the removal of $6.2, $0.0 and $6.2 for the 245 days ended September 2, 2014, three months ended March 31, 2014, and 155 days ended September 2, 2014 unaudited pro forma condensed combined statements of operations, respectively, of non-recurring deal costs incurred by XPO in conjunction with the New Breed Transaction.

(8)	Pacer Purchase Price

The purchase price of $331.5 and the allocation of the purchase price below are considered final. For illustrative purposes the allocation of the purchase price to the fair value of Pacer’s net assets acquired at the acquisition date of March 31, 2014 is presented as follows:

Description
Purchase price	$331.5
Carrying value of Pacer net assets acquired	65.2
Plus: Fair value of trademarks / trade names	2.8
Plus: Fair value of non-compete agreements	2.3
Plus: Fair value of contractual customer relationships	66.3
Plus: Fair value of non-contractual customer relationships	1.0
Plus: Fair value of acquired technology	13.2
Less: Fair value adjustment to property and equipment	(2.5)
Plus: Asset for acquired favorable leasehold interests	1.5
Less: Liability for acquired unfavorable leasehold interests	(3.9)
Less: Net deferred tax liability on step-up of net tangible and intangible assets	(12.4)

Fair value of goodwill	$198.0

(9)	Description of Pacer Pro Forma Adjustments, as presented for the three months ended March 31, 2014 in the twelve months ended December 31, 2014 Unaudited Pro Forma Condensed Combined Statement of Operations and in the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2014

a.	Represents purchase price adjustments for the merger with Pacer as follows:

(1)	To record pro forma depreciation and amortization expense of $7.6 for the three months ended March 31, 2014 unaudited pro forma condensed combined statements of operations on the portion of the purchase price allocated to tangible and intangible assets. There was no historical intangible asset amortization expense recorded by Pacer for the three months ended March 31, 2014. Historical depreciation expense related to Pacer’s proprietary technology was $0.5 for the three months ended March 31, 2014. The pro forma adjustments are shown on a net basis. Pro forma depreciation and amortization is calculated as follows:

			Estimated
			Depreciation /
			Amortization (a)
	Fair Value	Estimated Weighted Average Life (years)	For the 3 months ended March 31, 2014
Trademarks / trade names	$2.8	1.00	$0.7
Non-compete agreements	2.3	6.00	0.1
Non-contractual customer relationships	1.0	14.00	—
Contractual customer relationships - # 1	25.8	8.00	0.8
Contractual customer relationships - # 2	39.5	3.00	5.2
Contractual customer relationships - # 3	1.0	3.00	0.1

	$72.4		$6.9

Technology	$13.2	4.00	$0.8
Fair value adjustment to property and equipment	(2.5)	5.82	(0.1)

	$10.7		$0.7

Total depreciation and amortization expense			$7.6

(a)	For the trademarks/trade names and customer relationships intangible assets, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective assets. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	As part of the Pacer Transaction, Pacer management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. All new arrangements include only time-based awards. Stock compensation under the new agreements was $1.1 for the three months ended March 31, 2014. Pacer had historic stock compensation expense of $0.6 for the three months ended March 31, 2014. The pro forma adjustments show the respective net differences to stock compensation expense of $0.5.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 37.5% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 2.5%).

(4)	To remove historic interest expense related to the amortization of deferred financing costs eliminated in purchase accounting of $0.1 for the three months ended March 31, 2014.

(5)	To remove historic amortization of the deferred planned major maintenance costs eliminated in purchase accounting of $0.3 for the three months ended March 31, 2014.

(6)	To remove historic amortization of the deferred gain on sale leaseback transactions eliminated in purchase accounting of $0.1 for the three months ended March 31, 2014.

(7)	To record net amortization of the favorable and unfavorable leasehold interests recorded in purchase accounting related to Pacer’s railcar, chassis and real property leases of $0.8 for the three months ended March 31, 2014. $0.7 was recorded through direct operating expense and $0.1 was recorded through sales, general and administrative expense, based on the nature of the respective leases.

(8)	Represents the removal of $15.8 of non-recurring deal costs incurred by Pacer in the three months ended March 31, 2014 in conjunction with the Pacer Transaction.

(9)	Represents the removal of $4.4 of non-recurring deal costs incurred by XPO in the three months ended March 31, 2014 in conjunction with the Pacer Transaction.